Exhibit 99.7(b)

Amendment No. 2 to

Underwriting Agreement

Amendment No. 2 dated November 7, 2025 to the Underwriting Agreement dated February 1, 2021 and amended August 19, 2021 (the “Agreement”) made by and between FORETHOUGHT VARIABLE INSURANCE TRUST, a Delaware statutory trust having its principal office and place of business at 10 West Market Street, Suite 2300, Indianapolis, Indiana 46204 (the “Trust”), and GLOBAL ATLANTIC DISTRIBUTORS, LLC, a corporation organized and existing under the laws of the State of Delaware having its principal office and place of business at One Financial Plaza, 755 Main Street, 24th Floor, Hartford Connecticut 06103 (“GAD”). Capitalized terms used herein and not otherwise defined shall have the definition set out in the Agreement.

Effective May 1, 2025, the parties hereby amend and restate Schedule A of the Agreement as attached hereto.

Except as otherwise set forth herein, the terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date above.

Forethought Variable Insurance Trust

By its authorized officer,

By:	/s/ Deborah Schunder
Name:	Deborah Schunder
Title:	President

Global Atlantic Distributors, LLC

By its authorized officer,

By:	/s/ Jason Bickler
Name:	Jason Bickler
Title:	President

UNDERWRITING AGREEMENT

Schedule A

Portfolio
Global Atlantic American Funds® Managed Risk Portfolio
Global Atlantic Balanced Managed Risk Portfolio
Global Atlantic BlackRock Allocation Portfolio
Global Atlantic BlackRock Disciplined Core Portfolio
Global Atlantic BlackRock Disciplined Growth Portfolio
Global Atlantic BlackRock Disciplined International Core Portfolio
Global Atlantic BlackRock Disciplined Mid Cap Growth Portfolio
Global Atlantic BlackRock Disciplined Value Portfolio
Global Atlantic BlackRock Selects Managed Risk Portfolio
Global Atlantic BlackRock High Yield Portfolio
Global Atlantic Franklin Tactical Allocation Managed Risk Portfolio[1]
Global Atlantic Goldman Sachs Core Fixed Income Portfolio
Global Atlantic Moderate Managed Risk Portfolio[2]
Global Atlantic Moderately Aggressive Managed Risk Portfolio[3]
Global Atlantic Select Advisor Managed Risk Portfolio
Global Atlantic Wellington Research Managed Risk Portfolio

1	Formerly Global Atlantic Franklin Dividend and Income Managed Risk Portfolio prior to May 1, 2025
2	Formerly Global Atlantic Moderate Growth Managed Risk Portfolio prior to May 1, 2025
3	Formerly Global Atlantic Growth Managed Risk Portfolio prior to May 1, 2025